Amkor Technology Reports Financial Results
for the Fourth Quarter and Full Year 2025

TEMPE, Ariz. -- February 9, 2026 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Highlights:
•Fourth quarter net sales $1.89 billion, up 16% year-on-year
•Net income $172 million, earnings per diluted share $0.69

Full Year 2025 Highlights:
•Net sales $6.71 billion, up 6% year-on-year
•Gross profit $939 million, operating income $467 million
•Net income $374 million, earnings per diluted share $1.50
•EBITDA $1.16 billion
•Net cash from operations $1.10 billion, free cash flow $308 million

“2025 was a pivotal year for Amkor. We delivered strong results with record Advanced packaging and Computing revenue, executed on our strategic initiatives, and strengthened our position in the fastest growing areas of the semiconductor industry,” said Kevin Engel, Amkor’s president and chief executive officer. “We enter 2026 with momentum and are accelerating strategic investments to support the next wave of advanced packaging growth.”

Financial Results

($ in millions, except per share data)	Q4 2025	Q3 2025	Q4 2024	2025	2024
Net sales	$1,888	$1,987	$1,629	$6,708	$6,318
Gross margin	16.7%	14.3%	15.1%	14.0%	14.8%
Operating income	$185	$159	$134	$467	$438
Operating income margin	9.8%	8.0%	8.3%	7.0%	6.9%
Net income attributable to Amkor	$172	$127	$106	$374	$354
Earnings per diluted share	$0.69	$0.51	$0.43	$1.50	$1.43
EBITDA (1)	$369	$340	$302	$1,162	$1,091
Net cash provided by operating activities				$1,096	$1,089
Annual free cash flow (1)				$308	$359
(1) EBITDA and free cash flow are non-GAAP measures. The reconciliations to the comparable GAAP measures are included below under “Selected Operating Data”.
At December 31, 2025, total cash and short-term investments was $1.99 billion, and total debt was $1.45 billion.
On November 12, 2025, Amkor’s Board of Directors announced a 1% increase in the quarterly cash dividend on the company’s common stock, from $0.08269 per share to $0.08352 per share. The increased quarterly dividend was effective with dividend paid on December 23, 2025. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.

Business Outlook
The following information presents Amkor’s guidance for the first quarter 2026 (unless otherwise noted):

•Net sales of $1.60 billion to $1.70 billion
•Gross margin of 12.5% to 13.5%
•Net income of $45 million to $70 million, or $0.18 to $0.28 per diluted share
•Full year 2026 capital expenditures of approximately $2.5 billion to $3.0 billion
Conference Call Information
Amkor will conduct a conference call on Monday, February 9, 2026, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.
About Amkor Technology, Inc.
Amkor Technology, Inc. (Nasdaq: AMKR) is the world’s largest U.S. headquartered OSAT and is a global leader in outsourced semiconductor packaging and test services. With a strong track record of innovation, a broad and diverse geographic footprint and solid partnerships with lead customers, Amkor delivers high-quality solutions that enable the world’s leading semiconductor and electronics companies to bring advanced technologies to market. The company’s comprehensive portfolio includes advanced packaging, wafer-level processing, and system-in-package solutions targeting applications for smartphones, data centers, artificial intelligence, automobiles and wearables. For more information visit amkor.com.

Jennifer Jue
Vice President, Investor Relations
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q4 2025	Q3 2025	Q4 2024	2025	2024
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$1,580	$1,684	$1,357	$5,556	$5,175
Mainstream products (2)	308	303	272	1,152	1,143
Total net sales	$1,888	$1,987	$1,629	$6,708	$6,318

Packaging services	89%	89%	88%	89%	89%
Test services	11%	11%	12%	11%	11%

Net sales from top ten customers	72%	73%	73%	72%	72%

End Market Distribution Data:
Communications (smartphones, tablets)	49%	51%	44%	46%	48%
Computing (data center, infrastructure, PC/laptop, storage)	19%	19%	21%	20%	19%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	18%	16%	17%	19%	18%
Consumer (AR & gaming, connected home, home electronics, wearables)	14%	14%	18%	15%	15%
Total	100%	100%	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Materials	56.5%	57.5%	54.8%	55.2%	55.1%
Labor	9.5%	9.2%	9.9%	10.4%	9.9%
Depreciation	8.0%	7.5%	8.4%	8.7%	8.5%
Other manufacturing	9.3%	11.5%	11.8%	11.7%	11.7%
Gross margin	16.7%	14.3%	15.1%	14.0%	14.8%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measures Reconciliation:
(in millions)	Q4 2025	Q3 2025	Q4 2024	2025	2024
EBITDA Data:
Net income	$173	$127	$106	$376	$356
Plus: Interest expense	21	21	17	75	65
Plus: Income tax expense	9	28	30	69	75
Plus: Depreciation & amortization	166	164	149	642	595
EBITDA	$369	$340	$302	$1,162	$1,091

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In this press release, we refer to free cash flow, which is not defined by U.S. GAAP. We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment, plus proceeds from the sale of, insurance recovery for and grants for property, plant and equipment, if applicable. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt, our ability to fund capital expenditures and our ability to pay dividends and the amount of dividends to be paid. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities.

Non-GAAP Financial Measures Reconciliation:
(in millions)	2025	2024
Free Cash Flow Data:
Net cash provided by operating activities	$1,096	$1,089
Less: Payments for property, plant and equipment	(905)	(744)
Plus: Proceeds from sale of and grants for property, plant and equipment	117	14
Free cash flow	$308	$359

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Net sales	$1,888,046	$1,629,118	$6,707,981	$6,317,692
Cost of sales	1,573,417	1,382,408	5,769,382	5,384,480
Gross profit	314,629	246,710	938,599	933,212
Selling, general and administrative	92,930	69,427	304,471	331,806
Research and development	36,731	42,848	166,743	162,951
Total operating expenses	129,661	112,275	471,214	494,757
Operating income	184,968	134,435	467,385	438,455
Interest expense	20,594	17,079	75,444	64,945
Other (income) expense, net	(16,845)	(18,233)	(52,678)	(57,506)
Total other (income) expense, net	3,749	(1,154)	22,766	7,439
Income before taxes	181,219	135,589	444,619	431,016
Income tax expense	8,690	29,788	68,503	75,481
Net income	172,529	105,801	376,116	355,535
Net income attributable to noncontrolling interests	(768)	(152)	(2,221)	(1,523)
Net income attributable to Amkor	$171,761	$105,649	$373,895	$354,012

Net income attributable to Amkor per common share:
Basic	$0.69	$0.43	$1.51	$1.44
Diluted	$0.69	$0.43	$1.50	$1.43
Shares used in computing per common share amounts:
Basic	247,221	246,654	247,082	246,344
Diluted	249,076	247,864	248,454	247,818

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$1,378,347	$1,133,553
Short-term investments	613,038	512,984
Accounts receivable, net of allowances	1,354,825	1,055,013
Inventories	437,797	310,910
Other current assets	100,754	61,012
Total current assets	3,884,761	3,073,472
Property, plant and equipment, net	3,870,808	3,576,148
Operating lease right of use assets	93,449	109,730
Goodwill	18,003	17,947
Restricted cash	67,776	759
Other assets	201,512	166,272
Total assets	$8,136,309	$6,944,328

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$162,430	$236,029
Trade accounts payable	912,766	712,887
Capital expenditures payable	243,543	123,195
Short-term operating lease liability	23,140	26,827
Accrued expenses	370,093	356,337
Total current liabilities	1,711,972	1,455,275
Long-term debt	1,282,816	923,431
Pension and severance obligations	69,218	70,594
Long-term operating lease liabilities	48,549	57,983
Other non-current liabilities	517,467	253,880
Total liabilities	3,630,022	2,761,163

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	294	293
Additional paid-in capital	2,054,051	2,031,643
Retained earnings	2,627,038	2,335,132
Accumulated other comprehensive income	16,833	7,510
Treasury stock	(227,110)	(225,033)
Total Amkor stockholders’ equity	4,471,106	4,149,545
Noncontrolling interests in subsidiaries	35,181	33,620
Total equity	4,506,287	4,183,165
Total liabilities and equity	$8,136,309	$6,944,328

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$376,116	$355,535
Depreciation and amortization	642,008	594,663
Other operating activities and non-cash items	(37,545)	25,303
Changes in assets and liabilities	115,027	113,367
Net cash provided by operating activities	1,095,606	1,088,868

Cash flows from investing activities:
Payments for property, plant and equipment	(904,614)	(743,796)
Proceeds from sale of property, plant and equipment	110,279	3,981
Proceeds from foreign exchange forward contracts	58,629	47,045
Payments for foreign exchange forward contracts	(63,781)	(88,623)
Payments for short-term investments	(828,392)	(568,711)
Proceeds from sale of short-term investments	306,494	65,502
Proceeds from maturities of short-term investments	429,952	474,097
Other investing activities	6,389	10,181
Net cash used in investing activities	(885,044)	(800,324)

Cash flows from financing activities:
Proceeds from short-term debt	—	5,012
Payments of short-term debt	—	(9,731)
Proceeds from long-term debt	1,096,067	172,651
Payments of long-term debt	(809,531)	(177,214)
Payments of finance lease obligations	(89,942)	(72,255)
Payments of dividends	(81,946)	(178,605)
Other financing activities	(15,948)	(290)
Net cash provided by (used in) financing activities	98,700	(260,432)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	2,549	(14,417)

Net increase in cash, cash equivalents and restricted cash	311,811	13,695
Cash, cash equivalents and restricted cash, beginning of period	1,134,312	1,120,617
Cash, cash equivalents and restricted cash, end of period	$1,446,123	$1,134,312

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as may be required by applicable law. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including, but not limited to, the following:

•dependence on the cyclical and volatile semiconductor industry and vulnerability to industry downturns and declines in global economic and financial conditions;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment;
•fluctuations in operating results and cash flows;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and other competitors, including foundries and contract manufacturers;
•our substantial investments in equipment and facilities to support the demand of our customers;
•warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•difficulty achieving the relatively high-capacity utilization rates necessary to realize satisfactory gross margins given our high percentage of fixed costs;
•our absence of backlog and the short-term nature of our customers’ commitments;
•the historical downward pressure on the prices of our packaging and test services;
•fluctuations in our manufacturing yields;
•a downturn or lower sales to customers in the automotive industry;
•dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;
•difficulty funding our liquidity needs;
•challenges with integrating diverse operations;
•dependence on international factories and operations, and risks relating to trade restrictions and regional conflict, including restrictive trade barriers, export controls, tariffs, customs and duties;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•our substantial indebtedness;
•the effect of interest rate increases on our variable rate indebtedness;
•fluctuations in interest rates and changes in credit risk;

•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval;
•the possibility that we may decrease or suspend our quarterly dividend;
•difficulty attracting, retaining or replacing qualified personnel;
•maintaining an effective system of internal controls;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for conditional reduced tax rates, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•environmental, health and safety liabilities and expenditures;
•conditions and obligations in connection with the receipt of government awards and incentives; and
•natural disasters and other calamities, health conditions or pandemics, political instability, hostilities or other disruptions.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) and from time to time in our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.